Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF "HEMISPHERX BIOPHARMA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1994, AT 3 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEM PHARMACEUTICALS CORP." TO "HEMISPHERX BIOPHARMA, INC.", FILED THE FIFTH DAY OF MAY, A.D. 1995, AT 11 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "HEMISPHERX BIOPHARMA, INC." TO "HEM PHARMACEUTICALS CORP.", FILED THE FIFTH DAY OF JUNE, A.D. 1995, AT 1:45 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "HEM PHARMACEUTICALS CORP." TO "HEMISPHERX BIOPHARMA, INC.", FILED THE FIFTH DAY OF JUNE, A.D. 1995, AT 1:46 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF JULY, A.D. 1996, AT 3:30 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2249636 8100X

050548033

AUTHENTICATION: 3992757

DATE: 06-30-05

CERTIFICATE OF CORRECTION, FILED THE TWENTY-SIXTH DAY OF AUGUST, A.D. 1996, AT 10:30 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MARCH, A.D. 1997, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 2002, AT 5:11 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2003, AT 11:39 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2249636 8100X

050548033

AUTHENTICATION: 3992757

DATE: 06-30-05

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/09/1994
944169828 - 2249636

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEM PHARMACEUTICALS CORP.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

* * * * *

HEM Pharmaceuticals Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is "HEM Pharmacueticals Corp". The name under which the corporation was originally incorporated was HEM Research, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 17, 1990.

2. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the corporation, and has been duly adopted by the corporation's directors in accordance with Section 141(f) of the General Corporation Law of the State of Delaware and by the corporation's Stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read as of June 29, 1994 in its entirety as follows:

FIRST: The name of the corporation is HEM Pharmaceuticals Corp. (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 of which 50,000,000 shares shall be Common Stock of the par value of $0.001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.01 per share, with such designations, rights and preferences as maybe determined from time to time by the Board of Directors.

FIFTH: The number of authorized shares of any class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

SIXTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to the power of the

stockholders to adopt any By-Laws or to amend or repeal any By-Laws adopted, amended or repealed by the Board of Directors.

<u>SEVENTH</u>: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: No person who is or was a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

NINTH: The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement,

vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification shall continue as to a person who has ceased to be such a person and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, the undersigned, do hereby execute this certificate as of this 7th day of June, 1994.

William A Carter

William A. Carter, M.D.,
Chief Executive Officer

Attest:

Linda G. Fineman

Linda Fineman,
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 05/05/1995
950099941 - 2249636

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

HEM Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of HEM Pharmaceuticals Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is HEMISPHERx BIOPHARMA, INC."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HEM Pharmaceuticals Corp. has caused this certificate to be signed by William A. Carter, its Chairman of the Board, this 3RD day of May, 1995.

HEM Pharmaceuticals Corp.

BY: William A. Carter
William A. Carter,
Chairman of the Board

ATTEST:

By: Josephine M. Dolhancryk
Name: Josephine M. Dolhancryk
Asst. Secretary

85750.1

CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC. FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON MAY 5, 1995

HEMISPHERX BIOPHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is HEMISPHERX BIOPHARMA, INC.

2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on May 5, 1995 and that the said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

> The Stockholders of the Corporation did not consent to such Certificate of Amendment of Certificate of Incorporation as required by the General Corporation Law of the State of Delaware.

4. Said Certificate of Amendment of Certificate of Incorporation filed by the Secretary of State of Delaware on May 5, 1995 is hereby declared null and void and the name of the Corporation shall remain HEM PHARMACEUTICALS CORP.

IN WITNESS WHEREOF, said HEMISPHERX BIOPHARMA, INC., has caused this Certificate to be signed by William A. Carter, its Chairman of the Board and attested by Joseph M. Dolhancryk, Assistant Secretary, this 5th day of June, 1995.

HEMISPHERX BIOPHARMA, INC.

By: William A. Carter
William A. Carter,
Chairman of the Board

ATTEST:

By: Josephine M. Dolhancryk
Josephine M. Dolhancryk
Assistant Secretary

07773.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:46 PM 06/05/1995
950123578 - 2249636

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

HEM Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> RESOLVED, that the Certificate of Incorporation of HEM Pharmaceuticals Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is HEMISPHERx BIOPHARMA, INC."

SECOND: That in lieu of a meeting and vote of stockholders, the majority of the stockholders of the corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said HEM Pharmaceuticals Corp. has caused this certificate to be signed by William A. Carter, its Chairman of the Board, this 5th day of June, 1995.

HEM Pharmaceuticals Corp.

BY: *William A. Carter*
William A. Carter,
Chairman of the Board

ATTEST:

By: *Josephine M. Dolhancryk*
Josephine M. Dolhancryk
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:39 AM 09/16/2003
FILED 11:39 AM 09/16/2003
SRV 030595477 - 2249636 FILE

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

William A. Carter, the President of HEMISPHERX BIOPHARMA, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Company, is amended and, as amended, reads as follows:

'FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.'"

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the President hereinbefore named, has executed, signed and acknowledged this amendment to the Certificate of Incorporation this 10th day of September, A.D. 2003.

Wm A. Carter

William A. Carter, President

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HEMISPHERX BIOPHARMA, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 2006, AT 11 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2249636 8100

AUTHENTICATION: 6813594

080901802

DATE: 08-26-08

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 12/19/2006
FILED 11:00 AM 12/19/2006
SRV 061169515 - 2249636 FILE

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF HEMISPHERX BIOPHARMA, INC.

Under Section 242 if the
Corporation Law of the State of Delaware

William A. Carter, the Chief Executive Officer of HEMISPHERX BIOPHARMA, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a duly constituted meeting of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

> **"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Company, is amended and, as amended, reads as follows:**
>
> > **'FOURTH'. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 205,000,000 of which 200,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, right and preferences as may be determined from time to time by the Board of Directors.'"**

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer hereinbefore named, has executed, signed and acknowledged this amendment to the Certificate of Incorporation this 15th day of December, A.D. 2006.

William A Carter

William A. Carter, Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HEMISPHERX BIOPHARMA, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF AUGUST, A.D. 2016, AT 3:17 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2249636 8100
SR# 20165424342

Authentication: 202858668
Date: 08-19-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:17 PM 08/18/2016
FILED 03:17 PM 08/18/2016
SR 20165424342 - File Number 2249636

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

The undersigned, being the duly elected President and Chief Executive Officer of Hemispherx Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the corporation, at a meeting of the Board of Directors duly called, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

"Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Corporation, is amended to add subsection "D" and, as amended, subsection "D" reads as follows:

"D. Stock Split.

As of 11:59 P.M. (Eastern Time) on August 26, 2016 (the "Effective Time"), each twelve (12) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock. There shall be no change to the par value or the number of authorized shares of Common Stock as a result of the Reverse Stock Split."

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 17th day of August, 2016.

Thomas K. Equels, President and
Chief Executive Officer